Exhibit 99.1

PFIZER INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 16, 2020, Pfizer Inc. (“Pfizer”) completed the previously disclosed transactions (the “Transactions”) contemplated by (i) the Business Combination Agreement, dated as of July 29, 2019, as amended (the “Business Combination Agreement”), by and among Pfizer, Viatris Inc., formerly known as Upjohn Inc. (“Viatris”), Utah Acquisition Sub Inc., a wholly owned subsidiary of Viatris, Mylan N.V. (“Mylan”), Mylan I B.V., a wholly owned subsidiary of Mylan (“Mylan Newco”), and Mylan II B.V., a wholly owned subsidiary of Mylan Newco; and (ii) the Separation and Distribution Agreement, dated as of July 29, 2019, as amended (the “Separation and Distribution Agreement”), by and between Pfizer and Viatris. Specifically, (1) Pfizer contributed its global, primarily off-patent branded and generic established medicines business (the “Upjohn Business”) to Viatris, so that the Upjohn Business was separated from the remainder of Pfizer’s businesses (the “Separation”), (2) following the Separation, Pfizer distributed, on a pro rata basis (based on the number of shares of Pfizer common stock held by holders of Pfizer common stock as of the record date of November 13, 2020), all of the shares of Viatris common stock held by Pfizer to Pfizer stockholders as of the record date (the “Distribution”); and (3) immediately after the Distribution, the Upjohn Business combined with Mylan in a series of transactions in which Mylan shareholders received one share of Viatris common stock for each Mylan ordinary share held by such shareholder, subject to any applicable withholding taxes (the “Combination”). Prior to the Distribution, Viatris made a cash payment to Pfizer equal to $12 billion as partial consideration for the contribution of the Upjohn Business from Pfizer to Viatris. As of the closing of the Combination, Pfizer stockholders owned approximately 57% of the outstanding shares of Viatris common stock, and Mylan shareholders owned approximately 43% of the outstanding shares of Viatris common stock, in each case on a fully diluted, as-converted and as-exercised basis. The Transactions are generally expected to be tax free to Pfizer and Pfizer stockholders. Effective as of the closing date of the Transactions, Viatris operates both Mylan and the Upjohn Business as an independent publicly traded company under the symbol “VTRS” on the NASDAQ.

The following unaudited pro forma condensed consolidated financial statements were derived from Pfizer’s historical consolidated financial statements. Prior to the Separation, the Upjohn Business, and beginning in 2020, Pfizer’s Meridian Medical Technologies business (“Meridian”), the manufacturer of EpiPen and other auto-injector products, and a pre-existing strategic collaboration between Pfizer and Mylan for generic drugs in Japan (the “Mylan-Japan collaboration”) were managed as part of Pfizer’s Upjohn operating segment. Revenues and expenses associated with Meridian and the Mylan-Japan collaboration were included in Pfizer’s Upjohn operating segment results along with the results of operations of the Upjohn Business in Pfizer’s historical consolidated financial statements.

Meridian supplies EpiPen Auto-Injectors to Mylan under a supply agreement expiring December 31, 2024, with an option for Viatris to further extend the term for an additional one-year period thereafter. Meridian will remain with Pfizer.

On November 13, 2020, subsidiaries of Pfizer and Mylan entered into a definitive agreement under which Pfizer will transfer certain assets, liabilities and operations that currently form part of the Mylan-Japan collaboration to Viatris. The transfer of the Mylan-Japan collaboration to Viatris is subject to the completion of customary closing conditions, including but not limited to, receipt of any necessary regulatory approvals.

The unaudited pro forma condensed consolidated financial statements of Pfizer are prepared in accordance with the Securities and Exchange Commission (“SEC”) Regulation S-X Article 11 and are presented to illustrate the estimated effects of (i) the Distribution and the related $12 billion cash payment received by Pfizer from Viatris; and (ii) the planned transfer of the Mylan-Japan collaboration to Viatris (collectively, the “Upjohn Separation”). On November 18, 2020, Pfizer issued redemption notices for the full redemption of all $342,004,000 aggregate principal amount outstanding of its 5.80% Notes due August 12, 2023 (the “2023 Notes”) and the full redemption of all $1,150,000,000 aggregate principal amount outstanding of its 1.950% Notes due June 3, 2021 (the “2021 Notes” and, together with the 2023 Notes, the “Notes”). The following unaudited pro forma condensed consolidated financial statements of Pfizer do not give effect to the redemption of the Notes. For additional information, see the notes to unaudited pro forma condensed consolidated financial statements, note 3.c.

The unaudited pro forma condensed consolidated statements of income for the nine months ended September 27, 2020 and the years ended December 31, 2019, 2018 and 2017 give effect to the Upjohn Separation as if it had occurred on January 1, 2017. The unaudited pro forma condensed consolidated balance sheet as of September 27, 2020 gives effect to the Upjohn Separation as if it had occurred on September 27, 2020. Beginning in the fourth quarter of 2020, financial results of the Upjohn Business for periods prior to November 16, 2020 and the Mylan-Japan collaboration will be reflected as discontinued operations in Pfizer’s consolidated financial statements. The financial results of the Mylan-Japan collaboration will continue to be reported in Pfizer’s consolidated financial statements until the transfer of the Mylan-Japan collaboration to Viatris closes.

The unaudited pro forma condensed consolidated financial statements are for illustrative and informational purposes only and are not intended to represent what Pfizer’s results of operations or financial position would have been had it operated without the Upjohn Business and the Mylan-Japan collaboration during the periods presented or if the Upjohn Separation described above had actually occurred as of the dates indicated. The unaudited pro forma condensed consolidated financial statements should not be considered indicative of Pfizer’s future results of operations or financial position without the Upjohn Business and the Mylan-Japan collaboration.

Pro forma adjustments give effect to events that are (i) directly attributable to the Upjohn Separation; (ii) factually supportable; and (iii) with respect to the statements of income, expected to have a continuing impact. The unaudited pro forma condensed consolidated statements of income do not reflect pro forma adjustments related to the effects of transition services arrangements or transitional manufacturing and supply arrangements between Pfizer and Viatris or the impact of any future events that may occur after the Upjohn Separation, including, but not limited to, potential reductions in interest expense as a result of repayment

PFIZER INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

or redemption of Pfizer’s third-party debt or the expected realization of any cost savings or other restructuring actions after the Upjohn Separation.

The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments described in the accompanying notes, which should be read together with the unaudited pro forma condensed consolidated financial statements. Management believes that these assumptions and adjustments are reasonable given the best information available at this time.

The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with the following:

•

the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Pfizer’s 2019 Financial Report, which was filed as Exhibit 13 to Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and Pfizer’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2020; and

•

Pfizer’s audited consolidated annual financial statements and accompanying notes in Pfizer’s 2019 Financial Report, which was filed as Exhibit 13 to Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Pfizer’s unaudited condensed consolidated interim financial statements and accompanying notes in Pfizer’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2020.

PFIZER INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 27, 2020

(millions, except per common share data)	Historical Pfizer (1)	Upjohn Separation (2)	Pro Forma Adjustments (3)	Notes	Pro Forma Pfizer
Revenues	$35,961	$(5,737)	$—		$30,224
Costs and expenses:
Cost of sales	7,188	(1,415)	35	3.a.	5,808
Selling, informational and administrative expenses	8,919	(1,034)	—		7,886
Research and development expenses	6,216	(165)	—		6,050
Amortization of intangible assets	2,688	(109)	—		2,579
Restructuring charges and certain acquisition-related costs	435	(18)	—		417
(Gain) on completion of Consumer Healthcare JV transaction	(6)	—	—		(6)
Other (income)/deductions––net	507	(240)	(35)	3.a.	232

Income from continuing operations before provision/(benefit) for taxes on income	10,014	(2,756)	—		7,258
Provision/(benefit) for taxes on income	968	(277)	—		691

Income from continuing operations	$9,046	$(2,480)	$—		$6,567

Earnings per common share––basic:
Income from continuing operations attributable to Pfizer Inc. common shareholders(a)	$1.62				$1.18
Earnings per common share––diluted:
Income from continuing operations attributable to Pfizer Inc. common shareholders(a)	$1.60				$1.16
Weighted-average shares––basic	5,552				5,552
Weighted-average shares––diluted	5,622				5,622

(a)

Basic and diluted Income from continuing operations attributable to Pfizer Inc. common shareholders per common share is calculated after reduction for net income attributable to noncontrolling interests, which is not presented in the unaudited pro forma condensed consolidated statement of income.

Amounts may not add due to rounding.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

PFIZER INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019

(millions, except per common share data)	Historical Pfizer (1)	Upjohn Separation (2)	Pro Forma Adjustments (3)	Notes	Pro Forma Pfizer
Revenues	$51,750	$(10,578)	$—		$41,172
Costs and expenses:
Cost of sales	10,219	(1,977)	45	3.a.	8,287
Selling, informational and administrative expenses	14,350	(1,599)	—		12,751
Research and development expenses	8,650	(255)	—		8,394
Amortization of intangible assets	4,610	(148)	—		4,462
Restructuring charges and certain acquisition-related costs	747	(146)	—		601
(Gain) on completion of Consumer Healthcare JV transaction	(8,086)	—	—		(8,086)
Other (income)/deductions––net	3,578	(241)	(24)	3.a.	3,314

Income from continuing operations before provision/(benefit) for taxes on income	17,682	(6,212)	(21)		11,449
Provision/(benefit) for taxes on income	1,384	(775)	(1)	3.b.	608

Income from continuing operations	$16,298	$(5,437)	$(20)		$10,841

Earnings per common share––basic:
Income from continuing operations attributable to Pfizer Inc. common shareholders(a)	$2.92				$1.94
Earnings per common share––diluted:
Income from continuing operations attributable to Pfizer Inc. common shareholders(a)	$2.87				$1.91
Weighted-average shares––basic	5,569				5,569
Weighted-average shares––diluted	5,675				5,675

(a)

Basic and diluted Income from continuing operations attributable to Pfizer Inc. common shareholders per common share is calculated after reduction for net income attributable to noncontrolling interests, which is not presented in the unaudited pro forma condensed consolidated statement of income.

Amounts may not add due to rounding.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

PFIZER INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2018

(millions, except per common share data)	Historical Pfizer (1)	Upjohn Separation (2)	Notes	Pro Forma Pfizer
Revenues	$53,647	$(12,822)		$40,825
Costs and expenses:
Cost of sales	11,248	(2,245)		9,003
Selling, informational and administrative expenses	14,455	(1,842)		12,612
Research and development expenses	8,006	(246)		7,760
Amortization of intangible assets	4,893	(157)		4,736
Restructuring charges and certain acquisition-related costs	1,044	14		1,058
Other (income)/deductions––net	2,116	(38)		2,078

Income from continuing operations before provision/(benefit) for taxes on income	11,885	(8,308)		3,577
Provision/(benefit) for taxes on income	706	(965)		(259)

Income from continuing operations	$11,179	$(7,343)		$3,836

Earnings per common share––basic:
Income from continuing operations attributable to Pfizer Inc. common shareholders(a)	$1.90			$0.65
Earnings per common share––diluted:
Income from continuing operations attributable to Pfizer Inc. common shareholders(a)	$1.86			$0.64
Weighted-average shares––basic	5,872			5,872
Weighted-average shares––diluted	5,977			5,977

(a)

Basic and diluted Income from continuing operations attributable to Pfizer Inc. common shareholders per common share is calculated after reduction for net income attributable to noncontrolling interests, which is not presented in the unaudited pro forma condensed consolidated statement of income.

Amounts may not add due to rounding.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

PFIZER INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2017

(millions, except per common share data)	Historical Pfizer (1)	Upjohn Separation (2)	Notes	Pro Forma Pfizer
Revenues	$52,546	$(13,788)		$38,757
Costs and expenses:
Cost of sales	11,228	(2,265)		8,962
Selling, informational and administrative expenses	14,804	(1,963)		12,841
Research and development expenses	7,683	(281)		7,402
Amortization of intangible assets	4,758	(166)		4,592
Restructuring charges and certain acquisition-related costs	351	75		426
Other (income)/deductions—net	1,416	(54)		1,362

Income from continuing operations before provision/(benefit) for taxes on income	12,305	(9,133)		3,172
Provision/(benefit) for taxes on income	(9,049)	(1,297)		(10,346)

Income from continuing operations	$21,353	$(7,836)		$13,517

Earnings per common share––basic:
Income from continuing operations attributable to Pfizer Inc. common shareholders(a)	$3.57			$2.26
Earnings per common share––diluted:
Income from continuing operations attributable to Pfizer Inc. common shareholders(a)	$3.52			$2.22

Weighted-average shares—basic	5,970			5,970
Weighted-average shares—diluted	6,058			6,058

(a)

Basic and diluted Income from continuing operations attributable to Pfizer Inc. common shareholders per common share is calculated after reduction for net income attributable to noncontrolling interests, which is not presented in the unaudited pro forma condensed consolidated statement of income.

Amounts may not add due to rounding.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

PFIZER INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 27, 2020

(millions of dollars)	Historical Pfizer (1)	Upjohn Separation (2)	Pro Forma Adjustments (3)	Notes	Pro Forma Pfizer

Assets
Cash and cash equivalents	$1,587	$(279)	$11,879	3.c.	$13,187
Short-term investments	8,912	—	—		8,912
Restricted short-term investments	11,413	(11,413)	—		—
Trade accounts receivable, less allowance for doubtful accounts	10,012	(2,014)	—		7,998
Inventories	9,295	(1,292)	(13)	3.d	7,990
Current tax assets	4,000	(589)	45	3.d.	3,456
Other current assets	2,519	(288)	498	3.d.	2,730

Total current assets	47,739	(15,875)	12,409		44,273
Equity-method investments	15,949	—	—		15,949
Long-term investments	3,059	—	—		3,059
Property, plant and equipment, less accumulated depreciation	14,403	(986)	—		13,417
Identifiable intangible assets, less accumulated amortization	30,927	(1,330)	—		29,597
Goodwill	59,902	(10,553)	—		49,349
Noncurrent deferred tax assets and other noncurrent tax assets	2,649	(513)	176	3.d.	2,312
Other noncurrent assets	4,355	(303)	549	3.d.	4,600

Total assets	$178,983	$(29,561)	$13,133		$162,555

Liabilities and Equity
Short-term borrowings, including current portion of long-term debt	$13,363	$(5)	$—		$13,358
Trade accounts payable	4,141	(403)	—		3,738
Dividends payable	2,112	—	—		2,112
Income taxes payable	1,430	(79)	39	3.d.	1,390
Accrued compensation and related items	2,425	(306)	—		2,119
Other current liabilities	10,683	(1,575)	888	3.d.	9,997

Total current liabilities	34,154	(2,367)	928		32,714
Long-term debt	49,785	(11,535)	—		38,249
Pension benefit obligations, net	5,350	(406)	—		4,944
Postretirement benefit obligations, net	1,087	(208)	—		879
Noncurrent deferred tax liabilities	4,542	(18)	176	3.d.	4,700
Other taxes payable	11,720	(306)	—		11,414
Other noncurrent liabilities	6,851	(369)	732	3.d.	7,214

Total liabilities	113,487	(15,208)	1,835		100,114

Commitments and Contingencies
Common stock	470	—	—		470
Additional paid-in capital	88,161	—	—		88,161
Treasury stock	(110,980)	—	—		(110,980)
Retained earnings	100,284	(14,432)	11,298	3.e.	97,150
Accumulated other comprehensive loss	(12,676)	80	—		(12,596)

Total Pfizer Inc. shareholders’ equity	65,259	(14,352)	11,298		62,205
Equity attributable to noncontrolling interests	236	—	—		236

Total equity	65,495	(14,352)	11,298		62,441

Total liabilities and equity	$178,983	$(29,561)	$13,133		$162,555

Amounts may not add due to rounding.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)

The Historical Pfizer column in the unaudited pro forma condensed consolidated financial statements represents Pfizer’s historical financial statements for the periods presented and does not reflect any adjustments related to the Upjohn Separation.

(2)

The Upjohn Separation column in the unaudited pro forma condensed consolidated statements of income reflects the revenues and expenses directly associated with the results of operations of the Upjohn Business and the Mylan-Japan collaboration, which were derived from the financial information of Pfizer and the Upjohn Business identified below, adjusted to exclude previously allocated corporate overhead costs and to include separation costs that are directly related to the separation of the Upjohn Business from Pfizer. Separation costs included in this column are $176 million and $83 million for the nine months ended September 27, 2020 and the year ended December 31, 2019, respectively, and include transaction costs and external costs directly related to the operational separation of the Upjohn Business from Pfizer that will be reclassified to discontinued operations.

Included in the Upjohn Separation column in the unaudited pro forma condensed consolidated statements of income are the following Revenues and Income from continuing operations before provision/(benefit) for taxes on income associated with the Mylan-Japan collaboration:

	For the Nine Months Ended	For the Year Ended December 31,
(millions of dollars)	September 27, 2020	2019	2018	2017
Revenues	$220	$329	$321	$341
Income from continuing operations before provision/(benefit) for taxes on income	$20	$27	$25	$43

The Upjohn Separation column in the unaudited pro forma condensed consolidated balance sheet includes the assets and liabilities of the Upjohn Business transferred to Viatris and the assets of the Mylan-Japan collaboration expected to transfer to Viatris. The Upjohn Separation column reflects, among other assets and liabilities, the elimination of goodwill attributed to the Upjohn operating segment and long-term debt and related accrued interest and restricted short-term investments identified with the Upjohn Business from Pfizer’s historical unaudited condensed consolidated balance sheet as of September 27, 2020. The Upjohn Separation column in the unaudited pro forma condensed consolidated balance sheet does not include assets and liabilities retained by Pfizer, which were not transferred to Viatris pursuant to the terms of the Business Combination Agreement, the Separation and Distribution Agreement and related ancillary agreements (collectively, the “Transaction Agreements”).

Included in the Upjohn Separation column in the unaudited pro forma condensed consolidated balance sheet are total assets of the Mylan-Japan collaboration of approximately $154 million, consisting primarily of Trade accounts receivable, less allowance for doubtful accounts (approximately $61 million) and Inventories (approximately $94 million).

The historical financial results of the Upjohn Business and the Mylan-Japan collaboration in the Upjohn Separation column were derived from the following, adjusted for certain items, which are associated with the continuing operations of Pfizer:

•

Pfizer’s audited consolidated financial statements for the years ended December 31, 2019, 2018 and 2017, Pfizer’s unaudited condensed consolidated interim financial statements for the nine months ended September 27, 2020, and Pfizer’s related accounting records;

•

the Upjohn Business’s audited combined financial statements for the years ended December 31, 2019, 2018 and 2017 included in Upjohn Inc.’s registration statement on Form 10 (File No. 000-56114) filed with the SEC; and

•	the terms of the Transaction Agreements.

Pfizer believes that the adjustments included within the Upjohn Separation column of the unaudited pro forma condensed consolidated financial statements are consistent with the guidance under U.S. GAAP for discontinued operations in Accounting Standards Codification 205, “Presentation of Financial Statements.” Pfizer’s current estimates of the discontinued operations amounts are preliminary and could change as Pfizer finalizes the discontinued operations accounting to be reported in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)

The Pro Forma Adjustments column in the unaudited pro forma condensed consolidated statements of income for the nine months ended September 27, 2020 and for the year ended December 31, 2019 and the unaudited pro forma condensed consolidated balance sheet as of September 27, 2020 includes the following pro forma adjustments:

3.a.

Reflects adjustments for an intercompany lease entered into prior to the Upjohn Separation between Pfizer (as lessee) and the Upjohn Business (as lessor) that became a third-party lease between Pfizer and Viatris as of the closing date of the Transactions. The activity associated with this lease was eliminated in Pfizer’s consolidated financial statements prior to the Upjohn Separation but is no longer eliminated after the Upjohn Separation (see adjustment 3.d.).

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.b.

Represents the tax impact of amounts in the Pro Forma Adjustments column impacting Income from continuing operations before provision/(benefit) for taxes on income at the applicable statutory income tax rates.

3.c.	Represents the following pro forma adjustments to Cash and cash equivalents:

(millions of dollars)	September 27, 2020
Cash payment received by Pfizer from Viatris as partial consideration for the contribution of the Upjohn Business from Pfizer to Viatris	$12,000
Additional cash that would have been transferred as of September 27, 2020 by Pfizer to Viatris for the target cash amount of $400 million, as defined in the Transaction Agreements	(121)

Total	$11,879

In order for the Transactions to be generally tax free to Pfizer and Pfizer stockholders, within thirty days of the closing date of the Transactions (the “Cash Disbursement Period”), Pfizer can only use the $12 billion proceeds to (i) repurchase Pfizer common stock, (ii) make pro rata special cash distributions to its stockholders, (iii) repay or repurchase certain debt (including principal, interest and associated premiums and fees) held by third-party lenders, and/or (iv) make contributions to one or more single-employer defined benefit plans for Pfizer’s employees and retirees.

Part of the $12 billion proceeds will be used by Pfizer for the: (i) full redemption of all $342,004,000 aggregate principal amount outstanding of its 5.80% Notes due August 12, 2023 (the “2023 Notes”) and (ii) full redemption of all $1,150,000,000 aggregate principal amount outstanding of its 1.950% Notes due June 3, 2021 (the “2021 Notes” and, together with the 2023 Notes, the “Notes”). The redemption date of the Notes is November 28, 2020. On November 30, 2020, Pfizer will pay the applicable “make-whole” redemption prices as set forth in the indentures, as supplemented, pursuant to which the Notes were issued. The 2021 Notes are included in the Historical Pfizer column in the unaudited pro forma condensed consolidated balance sheet in Short-term borrowings, including current portion of long-term debt at a carrying value of approximately $1.15 billion and the 2023 Notes are included in Long-term debt at a carrying value of approximately $364 million. Also included in the Historical Pfizer column in the unaudited pro forma condensed consolidated balance sheet in Other current liabilities is accrued interest payable related to the Notes of approximately $10 million. The Historical Pfizer column in the unaudited pro forma condensed consolidated statements of income includes in Other (income)/deductions––net interest expense associated with the Notes of approximately $32 million for the nine months ended September 27, 2020, and approximately $45 million for the year ended December 31, 2019, which includes stated interest expense and amortization of bond discount and issuance costs. The Historical Pfizer column in the unaudited pro forma condensed consolidated statements of income includes in Other (income)/deductions––net amortization income related to purchase accounting adjustments associated with the 2023 Notes of approximately $5 million for the nine months ended September 27, 2020, and approximately $7 million for the year ended December 31, 2019. Pfizer expects it may incur a loss on the redemption date from the early extinguishment of the Notes, but the amount of such potential loss is not known at this time. The redemption of the Notes reflects only the partial use of the $12 billion proceeds. Pfizer’s expectation is to use the remaining proceeds to repay some of its third-party debt, in particular outstanding commercial paper borrowings, but that expectation may change before the Cash Disbursement Period expires. Accordingly, no pro forma adjustment for Pfizer’s use of the $12 billion proceeds has been made in the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.d.	Represents the following adjustments:

	As of September 27, 2020
(millions of dollars)	Inventories	Current Tax Assets	Other Current Assets	Noncurrent Deferred Tax Assets and Other Noncurrent Tax Assets	Other Noncurrent Assets	Income Taxes Payable	Other Current Liabilities	Noncurrent Deferred Tax Liabilities	Other Noncurrent Liabilities
Adjustments to reflect an interim operating model in effect between Pfizer and Viatris as of the closing date of the Transactions whereby Pfizer will act as agent for Viatris for certain invoicing activities(a)	$(13)	$—	$426	$—	$187	$—	$412	$—	$187

Additional amounts due from Viatris for fees paid by Pfizer related to the financing arrangements in connection with the Upjohn Separation(a)	—	—	56	—	—	13	—	—	—

Amounts due from Viatris for transition services arrangements set up costs incurred by Pfizer(a)	—	—	17	—	—	4	—	—	—

Amounts related to an intercompany lease entered into prior to the Upjohn Separation between Pfizer (as lessee) and the Upjohn Business (as lessor) that became a third-party lease between Pfizer and Viatris as of the closing date of the Transactions	—	—	—	—	249	—	42	—	207

Additional cash payment due to Viatris after the closing date of the Transactions(a)	—	—	—	—	—	—	277	—	—

Additional amounts to be paid by Pfizer for transaction costs incurred as of the closing date of the Transactions	—	—	—	—	—	(23)	157	—	—

Amounts related to indemnification of tax liabilities(a)	—	—	—	—	113	—	—	—	339

Amounts related to tax jurisdictional netting and right of legal offset	—	45	—	176	—	45	—	176	—

Total	$(13)	$45	$498	$176	$549	$39	$888	$176	$732

(a)	Pursuant to the terms in the Transaction Agreements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.e.	Retained earnings was adjusted accordingly for the pro forma adjustments 3.c. and 3.d. noted above, as follows:

(millions of dollars)	Pro Forma Adjustment	September 27, 2020
Cash payment received by Pfizer from Viatris/cash transferred by Pfizer to Viatris as of the closing date of the Transactions for target cash amount	3.c.	$11,879
Additional amounts due from Viatris for fees paid by Pfizer related to the financing arrangements in connection with the Upjohn Separation	3.d.	56
Amounts due from Viatris for transition services arrangements set up costs incurred by Pfizer	3.d.	17
Impact on income tax payable from pro forma adjustments for amounts due from Viatris related to financing arrangements and transition services arrangements set up costs, and amounts due to be paid by Pfizer for additional transaction costs	3.d.	6
Lease between Pfizer and Viatris	3.d.	1
Additional cash payment due to Viatris after the closing date of the Transactions	3.d.	(277)
Amounts related to indemnification of tax liabilities	3.d.	(226)
Amounts due for additional transaction costs as of the closing date of the Transactions	3.d.	(157)

Total		$11,298